UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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HIGHER ONE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Investor Presentation

Higher One®

A shared course for success

Spring 2016

Important Information

In connection with the proposed transaction, Higher One has prepared a proxy statement for its stockholders filed with the Securities and Exchange Commission (the "SEC"). The proxy statement contains information about Higher One, the proposed transaction and related matters. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY, AS IT CONTAINS IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE TRANSACTION. In addition to receiving the proxy statement from Higher One by mail, stockholders will be able to obtain the proxy statement, as well as other filings containing information about Higher One, without charge, from the SEC's website at www.sec.gov or, without charge, from Higher One's investor relations website at http://www.ir.higherone.com or by directing such request to Higher One Holdings, Inc., 115 Munson St, New Haven, CT 06511.

Higher One and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Higher One's directors and executive officers is available in its 2015 Annual Report on Form 10-K. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement and other relevant materials filed with the SEC.

Table of Contents

Section 1

Roadmap To Shareholder Value

2015 Corporate Developments

Higher One began 2015 with three primary business lines:

1) Data Analytics
   > Campus Labs

2) Disbursements
   > Refund Management
   > OneAccount

3) Payments
   > CASHNet
   > Campus Solutions

2015 Corporate Developments

Higher One began 2015 with three primary business lines:

1) Data Analytics
   > Campus Labs

Higher One sells Data Analytics business to Leeds Equity Partners for $91 million.

2) Disbursements
   > Refund Management
   > OneAccount

3) Payments
   > CASHNet
   > Campus Solutions

- Higher One acquired Campus Labs in 2012 for $38 million
- Campus Labs identified as no longer core to ONE's business strategy in 2015
- Strong interest in the market for "big data" assets
- Higher One engaged Raymond James to run a formal process
- Sale announced on October 19, 2015
- Transaction closed on November 25, 2015
- $30 million used to pay down Higher One's credit facility → now $29 million drawn
- Remaining proceeds used to fund restitution related Federal Reserve and FDIC settlements

2015 Corporate Developments

Higher One began 2015 with three primary business lines:

1) Data Analytics
   > Campus Labs

2) Disbursements
   > Refund Management
   > OneAccount

Higher One announces on 12/15/15 a plan to sell Disbursements business to Customers Bank for $37 million.

3) Payments
   > CASHNet
   > Campus Solutions

- Total purchase price of $37 million to be paid in three installments:
  - $17 million at closing
  - $10 million on first anniversary date of closing
  - $10 million on second anniversary date of closing
- Higher One to provide 12-months of transition services commencing at closing
- CUBI to pay Higher One $5 million for transition services
- Higher One to receive 35% of all gross Disbursements business revenues exceeding $75 million in 2017, 2018 and 2019

2015 Corporate Developments

Higher One began 2015 with three primary business lines:

1) Data Analytics
   > Campus Labs

2) Disbursements
   > Refund Management
   > OneAccount

Higher One enters into consent orders with the Federal Reserve Board and FDIC.

3) Payments
   > CASHNet
   > Campus Solutions

- These liabilities are not going to be assumed by Customers Bank
- Amounts were paid with cash-on-hand
- Restitution is tax deductable
- Removed key overhang on the company

Market Reaction


Draft rule released by Dept of ED
ONE files public comment to draft rule
ONE announces sale of Campus Labs for $91MM
Dept of ED published final rule
ONE announces CUBI transaction
Fed/FDIC settlements announced
ONE Stock Chart
Share Price ($)
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
3/31/2015
4/30/2015
5/31/2015
6/30/2015
7/31/2015
8/31/2015
9/30/2015
10/31/2015
11/30/2015
12/31/2015
1/31/2016

Section 2

Financials & Analysis

Balance Sheet at September 30, 2015

Higher One Holdings, Inc.
Pro Forma Condensed Consolidated Balance Sheet - unaudited
(In thousands of dollars, except shares and per share amounts)

	Historical Higher One	Sale of Campus Labs Business	Pro Forma without Campus Labs Business	Sale of Disbursements Business	Pro Forma without Campus Labs and Disbursements Businesses
Assets					
Cash	$ 27,785	$ 51,207	$ 78,992	$ 16,000	$ 94,992
Other current assets	38,202	(3,688)	34,514	(6,043)	28,471
Fixed assets, net	43,374	(426)	42,948	(6,090)	36,858
Intangible assets, net	51,637	(18,588)	33,049	(14,248)	18,801
Goodwill	67,403	(14,380)	53,023	(11,080)	41,943
Other non-current assets	19,586	1,865	21,451	18,903	40,354
Total assets	$ 247,987	$ 15,990	$ 263,977	$ (2,558)	$ 261,419
Liabilities and Stockholders' Equity					
Current liabilities:					
Accounts payable	$ 2,044	$ -	$ 2,044	(471)	$ 1,573
Accrued expenses	50,423	21,695	72,118	(5,930)	66,188
Deferred revenue	31,930	(12,023)	19,907	(2,157)	17,750
Total current liabilities	84,397	9,672	94,069	(8,558)	85,511
Debt	59,000	(30,000)	29,000	-	29,000
Other non-current liabilities	14,042	(296)	13,746	(230)	13,516
Total liabilities	157,439	(20,624)	136,815	(8,788)	128,027
Stockholders' equity:					
Common stock	60	-	60	-	60
Additional paid-in capital	189,746	472	190,218	3,594	193,812
Treasury stock	(137,899)	-	(137,899)	-	(137,899)
Retained earnings	38,641	36,142	74,783	2,636	77,419
Total stockholders' equity	90,548	36,614	127,162	6,230	133,392
Total liabilities and stockholders' equity	$ 247,987	$ 15,990	$ 263,977	$ (2,558)	$ 261,419

Balance Sheet at December 31, 2015

HIGHER ONE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets
December 31, 2015 and 2014
(In thousands of dollars, except share and per share amounts)

		December 31, 2015		December 31, 2014
Assets				
Current assets:				
Cash and cash equivalents	$	26,868	$	40,022
Investments in marketable securities		-		249
Accounts receivable		5,052		4,765
Income receivable		9,227		9,053
Prepaid expenses and other current assets		8,059		7,697
Current assets of discontinued operations		-		4,272
Total current assets		49,206	$	66,058
Deferred costs		3,753		4,187
Fixed assets, net		42,288		46,315
Intangible assets, net		31,430		37,106
Goodwill		53,022		53,022
Loan receivable related to New Markets Tax Credit financing		7,633		7,633
Other assets		2,909		2,523
Restricted cash		2,729		2,725
Non-current assets of discontinued operations		-		33,983
Total assets	$	192,970	$	253,552
Liabilities and Stockholders' Equity				
Current liabilities:				
Accounts payable	$	3,040	$	3,276
Accrued expenses		19,675		25,833
Deferred revenue		17,145		16,216
Current liabilities of discontinued operations		-		9,060
Total current liabilities	$	39,860	$	54,385
Deferred revenue and other non-current liabilities		5,414		3,858
Loan payable and deferred contribution related to New Markets Tax Credit financing		8,561		8,871
Debt		29,000		94,000
Deferred tax liabilities		1,404		95
Non-current liabilities of discontinued operations		-		161
Total liabilities	$	84,239	$	161,370
Commitments and contingencies (Note 17)				
Stockholders' equity:				
Common stock, $.001 par value; 200,000,000 shares authorized; 59,921,503 shares issued and 48,008,477 shares outstanding at December 31, 2015; 59,570,839 shares issued and 47,657,813 shares outstanding at December 31, 2014		60		60
Additional paid-in capital		191,391		185,588
Treasury stock, 11,913,026 shares at December 31, 2015 and 2014		(137,899)		(137,899)
Accumulated other comprehensive loss		(113)		-
Retained earnings		55,292		44,433
Total stockholders' equity		108,731		92,182
Total liabilities and stockholders' equity	$	192,970	$	253,552

Income Statement - Nine Months Ended September 30, 2015

Higher One Holdings, Inc.
Pro Forma Consolidated Statements of Operations - unaudited
(In thousands of dollars, except shares and per share amounts)

	Nine Months Ended September 30, 2015				
	Historical Higher One	Sale of Campus Labs Business	Pro Forma without Campus Labs Business	Sale of Disbursements Business	Pro Forma without Campus Labs and Disbursements Businesses
Revenue	$ 145,589	$ (12,618)	$ 132,971	$ (71,050)	$ 61,921
Cost of revenue	77,479	(1,432)	76,047	(45,298)	30,749
Gross margin	68,110	(11,186)	56,924	(25,752)	31,172
Operating expenses	73,749	(7,532)	66,217	(41,048)	25,169
Income (loss) from operations	(5,639)	(3,654)	(9,293)	15,296	6,003
Interest income	63	-	63	-	63
Interest expense	(3,894)	1,818	(2,076)	-	(2,076)
Other income	1,357	-	1,357	(1,125)	232
Net income (loss) before income taxes	(8,113)	(1,836)	(9,949)	14,171	4,222
Income tax expense (benefit)	(2,321)	(698)	(3,019)	5,385	2,366
Net income (loss)	$ (5,792)	$ (1,138)	$ (6,930)	$ 8,786	$ 1,856

Income Statement - Year Ended December 31, 2015

HIGHER ONE HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income
For the Years Ended December 31, 2015, 2014 and 2013
(In thousands of dollars, except shares and per share amounts)

	Year Ended December 31,		
	2015	2014	2013
Revenue:			
Account revenue	$ 115,183	$ 131,053	$ 135,847
Payment transaction revenue	64,059	58,231	41,109
Higher education institution revenue	24,197	24,219	21,998
Other revenue	769	910	1,012
Gross revenue	204,208	214,413	199,966
Less: allowance for customer restitution	(46,250)	(8,750)	-
Revenue	157,958	205,663	199,966
Cost of revenue	99,534	100,607	87,014
Gross margin	58,424	105,056	112,952
Operating expenses:			
General and administrative	65,728	61,150	55,112
Product development	6,579	5,840	6,440
Sales and marketing	13,909	15,958	15,079
Restructuring charge	680	-	-
Civil money penalty and administrative costs related to customer restitution (2015) and litigation settlement and related costs (2013)	6,026	-	16,320
Costs related to planned disposal of disbursements business (2015) and merger and acquisition related expenses (2013)	436	-	502
Total operating expenses	93,358	82,948	93,453
Income (loss) from continuing operations	(34,934)	22,108	19,499
Interest income	82	92	88
Interest expense	(6,073)	(2,546)	(2,392)
Other income (loss)	1,435	678	622
Net income (loss) before income taxes from continuing operations	(39,490)	20,332	17,817
Income tax (expense) benefit from continuing operations	13,055	(8,036)	(7,225)
Net income (loss) from continuing operations	(26,435)	12,296	10,592
Discontinued operations:			
Income from discontinued operations	2,145	4,310	5,663
Gain on disposal	58,153	-	-
Income tax expense	(23,004)	(1,639)	(2,127)
Net income from discontinued operations	37,294	2,671	3,536
Net income	$ 10,859	$ 14,967	$ 14,128
Earnings per share of common stock - basic			
Net income (loss) from continuing operations	$ (0.55)	$ 0.26	$ 0.23
Net income	$ 0.23	$ 0.32	$ 0.30
Earnings per share of common stock - diluted			
Net income (loss) from continuing operations	$ (0.55)	$ 0.26	$ 0.22
Net income	$ 0.23	$ 0.31	$ 0.29
Weighted average shares outstanding			
Basic	47,653,763	47,209,780	46,717,539
Diluted	48,172,811	48,050,039	48,368,365
Net income	$ 10,859	$ 14,967	$ 14,128
Other comprehensive loss			
Foreign currency translation adjustment	(113)	-	-
Comprehensive income	$ 10,746	$ 14,967	$ 14,128

Raymond James Analysis

Raymond James completed a discounted cash flow analysis on the Disbursements business as a standalone business and presented this analysis to the Board of Directors of Higher One on December 15, 2015.

Under this analysis, Raymond James analyzed the discounted present value of the Disbursements business' projected free cash flows for the quarters ending June 30, 2016, September 30, 2016, December 31, 2016 and March 31, 2017 as a standalone business.

Raymond James did not provide analysis for periods beyond the quarter ended March 31, 2017, in which projected free cash flows are negative, at the direction of the Company as the Company would not anticipate operating the Disbursements business beyond this point in time.

Using Q1 2017 as the final period for its analysis, Raymond James compared three terminal scenarios:

1. Wind-down and shut-down with $6.9 million of shut-down costs
2. Divest for $0 residual value, no shut-down costs incurred
3. Divest for positive residual value to derive a range of terminal values in 2017

Raymond James Findings

The projected unlevered free cash flows and terminal values were discounted using rates ranging from 20.0% to 24.0%, which reflected the weighted average after-tax cost of debt and equity capital associated with executing the Company's business plan. Raymond James reviewed the range of values derived in the discounted cash flow analysis and compared them to the Consideration. The results of the discounted cash flow analysis are summarized below:

	Enterprise Value ($ in thousands)	
Minimum	$	26
Maximum	$	29,102
Consideration	$	37,000
Present Value of Consideration	$	36,834

Raymond James' analysis shows that the purchase price of $37 million achieved by Higher One exceeded the maximum terminal value of $29 million for the business as determined by their analysis.

Section 3

Proxy Process Overview

Key Dates

Event	Date	Description
Preliminary Proxy Filing	February 3, 2016	"Draft" form of the proxy statement which laid out terms of the transaction, the opinion letter from Raymond James and pro-forma financials for the business.
Definitive Proxy Filing	March 8, 2016	Final version of the proxy statement.
Shareholder Vote	April 4, 2016	Shareholders can begin voting via mail and online as soon as they receive their proxy cards up and through 11:59pm EDT on April 3, 2016. The results of the voting will be made known.
Transaction Closing (anticipated)	Q2'2016	If the shareholders vote to approve the transaction, the transaction is anticipated to close sometime in the second quarter of 2016.

Voting Your Shares

All stockholders of Higher One Holdings as of March 7, 2016 will consider the following proposals as part of the proxy voting process:

1. To authorize the asset sale of the Disbursements business to Customers Bank ("Asset Sale Proposal")
2. To approve certain compensation arrangements

Recommendation of Our Board of Directors

The Board has determined that the terms and conditions of the Asset Purchase Agreement and the transactions contemplated thereby, including the Asset Sale, are desirable and in the best interests of Higher One and its stockholders. This determination was made by a unanimous vote of the members of the Board present at the meeting during which the Board voted on the Asset Sale. The Board recommends that our stockholders vote **"FOR"** the authorization of the Asset Sale Proposal.

ISS Recommendation

Recommendation of ISS

ISS Proxy Advisor Services has issued a report in which they recommend a vote "**FOR**" the approval of the Asset Sale Proposal. Their recommendation of a vote FOR is based on the following considerations:

1. The board's rationale
2. The robust sales process that was run
3. The positive market reaction
4. The proceeds will improve the company's balance sheet and;
5. Provides the company the opportunity to review a broad range of initiatives in order to deliver value to shareholders

Q&A

Appendix

Income Statement - Full Year 2013

HIGHER ONE HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2013
(in thousands, except per share data)

	Historical Higher One	Sale of Campus Labs Business	Pro Forma without Campus Labs Business	Sale of Disbursements and OneAccount Business	Pro Forma without Campus Labs and Disbursements and OneAccount Businesses
Revenue	$ 211,123	$ (11,157) (m)	$ 199,966	$ (140,893) (p)	$ 59,073
Cost of revenue	88,824	(1,810) (m)	87,014	(57,410) (p)	29,604
Gross margin	122,299	(9,347)	112,952	(83,483)	29,469
Operating expenses	101,238	(8,287) (m)	92,951	64,842 (p)	28,109
Merger and acquisition related, net	(4,791)	5,293 (m)	502	-	502
Income from operations	25,852	(6,353)	19,499	(18,641)	858
Interest income	88	-	88	482 (q)	570
Interest expense	(3,082)	-	(3,082)	-	(3,082)
Other income	622	-	622	-	622
Net income (loss) before income taxes	23,480	(6,353)	17,127	(18,159)	(1,032)
Income tax expense (benefit)	9,352	(2,414) (o)	6,938	(6,900) (r)	38
Net income (loss)	$ 14,128	$ (3,939)	$ 10,189	$ (11,259)	$ (1,070)
Net income (loss) available to common stockholders:					
Basic	$ 14,128		$ 10,189		$ (1,070)
Diluted	$ 14,128		$ 10,189		$ (1,070)
Weighted average shares outstanding:					
Basic	46,717,359		46,717,359		46,717,359
Diluted	48,368,365		48,368,365		46,717,359
Net income (loss) available to common stockholders per common share:					
Basic	$ 0.30		$ 0.22	(s)	$ (0.02)
Diluted	$ 0.29		$ 0.21	(s)	$ (0.02)

Income Statement - Full Year 2014

HIGHER ONE HOLDINGS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2014
(in thousands, except per share data)

	Historical Higher One	Sale of Campus Labs Business	Pro Forma without Campus Labs Business	Sale of Disbursements and OneAccount Business	Pro Forma without Campus Labs and Disbursements and OneAccount Businesses
Revenue	$ 220,111	$ (14,448) (m)	$ 205,663	$ (127,970) (p)	$ 77,693
Cost of revenue	102,389	(1,782) (m)	100,607	(61,540) (p)	39,067
Gross margin	117,722	(12,666)	105,056	(66,430)	38,626
Operating expenses	90,584	(7,636) (m)	82,948	(49,802) (p)	33,146
Merger and acquisition related, net	-	-	-	-	-
Income from operations	27,138	(5,030)	22,108	(16,628)	5,480
Interest income	92	-	92	244 (q)	336
Interest expense	(3,266)	988 (n)	(2,278)	-	(2,278)
Other income	678	-	678	-	678
Net income before income taxes	24,642	(4,042)	20,600	(16,384)	4,216
Income tax expense (benefit)	9,675	(1,536) (o)	8,139	(6,226) (r)	1,913
Net income	$ 14,967	$ (2,506)	$ 12,461	$ (10,158)	$ 2,303
Net income available to common stockholders:					
Basic	$ 14,967		$ 12,461		$ 2,303
Diluted	$ 14,967		$ 12,461		$ 2,303
Weighted average shares outstanding:					
Basic	47,209,780		47,209,780		47,209,780
Diluted	48,050,039		48,050,039		48,050,039
Net income available to common stockholders per common share:					
Basic	$ 0.32		$ 0.26	(s)	$ 0.05
Diluted	$ 0.31		$ 0.26	(s)	$ 0.05